                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant                           [X]
Filed by a Party other than the Registrant        [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section  240.14a-11(c) or Section
     240.14a-12

                                Metricom, Inc.
   --------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

   __________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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         _______________________________________________________________________

     2.  Aggregate number of securities to which transaction applies:

         _______________________________________________________________________

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4.  Proposed maximum aggregate value of transaction:

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     5.  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act
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     paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     4.  Date Filed:

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

                                 METRICOM, INC.
                             980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 1, 1997

TO THE STOCKHOLDERS OF METRICOM, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Metricom, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 1, 1997 at 8:30 a.m. local time at the Company's offices at 980 University Avenue, Los Gatos, California for the following purposes:

     1. To elect two directors to hold office until the Company's 2000 Annual Meeting of Stockholders.

     2. To approve the Company's 1997 Equity Incentive Plan.

     3. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 17, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          WILLIAM D. SWAIN
                                          Secretary

Los Gatos, California
March 25, 1997

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 METRICOM, INC.
                             980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Metricom, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 1, 1997, at 8:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices at 980 University Avenue, Los Gatos, California. The Company intends to mail this proxy statement and accompanying proxy card on or about March 25, 1997 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other employees of the Company. No additional compensation will be paid to directors, officers or other employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 17, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 17, 1997, the Company had outstanding and entitled to vote 13,599,613 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 980 University Avenue, Los Gatos, California 95030-2375, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than November 25, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation, as amended, and Bylaws provide that the Board is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board is presently composed of eight members. There are two directors in the class whose term of office expires in 1997. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2000 Annual Meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

  CLASS II DIRECTORS

     DONALD RUMSFELD

     Donald Rumsfeld, 64, has served as a director of the Company since January 1994. Mr. Rumsfeld has been in private business since August 1993. From October 1990 to August 1993, he served as the Chairman and Chief Executive Officer of General Instrument Corporation, a diversified electronics company. Previously, he had served as Chairman and Chief Executive Officer of G.D. Searle. Mr. Rumsfeld is the Chairman of the Board of Gilead Sciences, Inc. and is a member of the boards of ABB AB, Gulfstream Aerospace Corp., Kellogg Company, Sears, Roebuck & Co. and Tribune Company. From 1962 to 1977, Mr. Rumsfeld served in a variety of U.S. government posts, including U.S. Congressman, U.S. Ambassador to NATO, White House Chief of Staff, Presidential Envoy to the Middle East and Secretary of Defense.

     ROBERT M. SMELICK

     Robert M. Smelick, 55, has served as a director of the Company since January 1994. He is Managing Principal, a director and stockholder of Sterling Payot Company, a strategic advisory firm. Prior to co-founding Sterling Payot Company in 1989, he was a Managing Director of The First Boston Corporation. Mr. Smelick is a director of Willamette Industries, Inc.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

  CLASS III DIRECTORS

     CORNELIUS C. BOND, JR.

     Cornelius C. Bond, Jr., 63, has served as a director of the Company since August 1986. He served as Chairman of the Board from February 1993 through February 1997. He has been a general partner of various New Enterprise Associates venture capital funds since 1982 and is currently a general partner of NEA Partners, NEA Partners III, Limited Partnership ("NEA Partners III"), the general partner of New Enterprise Associates III, Limited Partnership ("NEA III"), and other affiliated partnerships. Prior to joining New Enterprise Associates, Mr. Bond was a Vice President and a director of T. Rowe Price Associates. Mr. Bond is a director of RF Monolithics, Inc. and Spectranetics.

     ROBERT P. DILWORTH

     Robert P. Dilworth, 55, has served as the Company's President and Chief Executive Officer since September 1987, as a director since August 1987 and as Chairman of the Board since March 1997. Prior to joining the Company, he served as President of Zenith Data Systems Corp., a microcomputer manufacturer and a wholly-owned subsidiary of Zenith Electronics Corp., from May 1985 to November 1987. Mr. Dilworth is also a director of VLSI Technology, Inc. and Data Technology Corporation.

     JERRY YANG

     Jerry Yang, 28, has served as a director of the Company since June 1996. Mr. Yang is a founder of Yahoo! Inc., a provider of internet navigational services, and has served as a director and an officer of Yahoo! Inc. since March 1995. Mr. Yang co-developed Yahoo! in 1994 while he was working towards his Ph.D. in electrical engineering at Stanford University and co-founded Yahoo! Inc. in 1995. Mr. Yang holds B.S. and M.S. degrees in electrical engineering from Stanford University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

  CLASS I DIRECTORS

     GEORGE W. LEVERT

     George W. Levert, 50, has served as a director of the Company since August 1987. Since August 1984 he has been Vice President and Managing Director of Arete Ventures, Inc. ("Arete"), a venture capital management firm. Arete manages Utech Venture Capital Funds, a group of utility industry-focused venture capital funds. Prior to joining Arete, Mr. Levert was Director of Planning at Oglethorpe Power Corporation from 1976 to 1984.

     ROBERT S. CLINE

     Robert S. Cline, 59, has served as a director of the Company since January 1994. He currently serves as Chairman and Chief Executive Officer of Airborne Freight Corp., an air express company. Mr. Cline has been employed by Airborne Freight Corp. since 1968 and has previously served as Vice President of Finance, Senior Vice President of Finance, Vice Chairman and Chief Financial Officer. In addition to Airborne Freight Corp., Mr. Cline is also a director of SAFECO Corp. and Seattle-First National Bank.

     JUSTIN L. JASCHKE

     Justin L. Jaschke, 39, has served as a director of the Company since June 1996. He currently serves as Chief Executive Officer and a Director of World-Net Access, Inc. ("WNA"), an internet service provider. Prior to forming WNA, Mr. Jaschke served as Chief Operating Officer of Nextel Communications, a telecommunications company, following its merger with OneComm Corporation ("OneComm"), a telecommunications company, in July 1995. From April 1993 until July 1995, he served as OneComm's President and as a member of its Board of Directors. From May 1990 to April 1993, he served as President and Chief Executive Officer of Bay Area Cellular Telephone Company, a provider of cellular service in the San

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

Francisco Bay Area, and from November 1987 to May 1990, as Vice President of Corporate Development for PacTel Cellular, a telecommunications company.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1996, the Board held eight meetings. The Board has an Audit Committee, a Compensation Committee and a Non-Officer Stock Option Administration Committee. The Board does not have a nominating committee nor any committee that functions as a nominating committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, and receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Messrs. Levert and Smelick. During fiscal 1996, the Audit Committee met two times.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently composed of two non-employee directors, Messrs. Bond and Cline. During fiscal 1996, the Compensation Committee met five times.

     The Non-Officer Stock Option Administration Committee was established in June 1992 to administer the Company's stock option plans only for non-officer employees and to make stock option grants to such employees not in excess of 25,000 shares. All option grants in excess of this limit and all option grants to officers must be approved by the Compensation Committee. The Non-Officer Stock Option Administration Committee is composed of Mr. Dilworth, who is the Chief Executive Officer and Chairman of the Board of Directors of the Company.

     During fiscal 1996, all directors except Mr. Bond attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively. Mr. Bond attended all meetings of the Compensation Committee held during fiscal 1996; however, he was unable to attend one regular meeting and two special meetings of the Board during fiscal 1996.

                                   PROPOSAL 2

                   APPROVAL OF THE 1997 EQUITY INCENTIVE PLAN

     In March 1997, the Board adopted, subject to stockholder approval, the 1997 Equity Incentive Plan (the "Incentive Plan"), and reserved 675,000 shares for issuance under the Incentive Plan. The Board adopted the Incentive Plan to ensure that the Company can continue to provide equity incentives to employees at levels determined appropriate by the Board following termination of the Company's 1988 Stock Option Plan, as amended (the "1988 Plan"), which terminates on March 7, 1998. No stock options may be granted under the 1988 Plan after it is terminated.

     No Stock Awards (as defined below) have been granted or issued under the Incentive Plan. During the last fiscal year, under the 1988 Plan, the Company has granted to all current executive officers as a group, including repriced options, options to purchase 443,000 shares at exercise prices of $13.125 to $13.50 per share, to all employees (excluding executive officers) as a group, including repriced options, options to purchase 1,508,253 shares at exercise prices of $10.75 to $19.31 per share and to all current directors who are not officers as a group options to purchase 14,000 shares at exercise prices of $14.6875 per share.

     Stockholders are requested in this Proposal to approve the Incentive Plan and to reserve for issuance 675,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Incentive Plan.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2

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

     The essential features of the Incentive Plan are outlined below:

GENERAL

     The Incentive Plan provides for the grant or issuance of incentive stock options, nonstatutory stock options, restricted stock purchase awards and stock bonuses (collectively, "Stock Awards") to employees, directors and consultants. Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various awards included in the Incentive Plan.

PURPOSE

     The Incentive Plan provides a means by which selected employees, directors of and consultants to the Company, and its affiliates, may be given an opportunity to purchase Common Stock of the Company. The Company, by means of the Incentive Plan, seeks to retain the services of persons who are now employees, directors or consultants to the Company or its affiliates, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. Approximately 195 of the Company's approximately 250 employees are eligible to participate in the Incentive Plan.

ADMINISTRATION

     The Incentive Plan is administered by the Board unless and until the Board delegates administration to a committee composed of one or more Board members, all of the members of which committee may be non-employee directors (as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and may also be, in the discretion of the Board, outside directors (as defined under the Code). If administration is delegated to a committee, such committee will have, in connection with the administration of the Incentive Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Incentive Plan, as may be adopted from time to time by the Board. The Board or the committee may delegate to a subcommittee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act and/or who are either (i) not then employees covered by Section 162(m) of the Code and are not expected to be covered by Section 162(m) of the Code at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code. The Board may abolish a committee or subcommittee at any time and revest in the Board the administration of the Incentive Plan. The Board has delegated the administration of the Incentive Plan to the Compensation Committee and, to a limited extent, the Non-Officer Stock Option Administration Committee of the Board. See "Proposal 1 -- Election of Directors -- Board Committees and Meetings." As used herein, with respect to the 1988 Plan, the "Board" refers to the Compensation Committee, and where applicable, the Non-Officer Stock Option Administration Committee, as well as to the Board itself.

     The Board has the power to determine from time to time which of the persons eligible under the Incentive Plan shall be granted awards, the type of awards to be granted, when and how each award shall be granted, to construe and interpret the Incentive Plan and awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board may correct any defect in the Incentive Plan or in any award agreement to make the Incentive Plan fully effective.

SHARES SUBJECT TO THE PLAN

     The Common Stock that may be sold pursuant to awards under the Incentive Plan shall not exceed in the aggregate 675,000 shares of the Company's Common Stock. If any award expires or terminates, in whole or in

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

part, without having been exercised in full, the stock not purchased under such award will revert to and again become available for issuance under the Incentive Plan. The Common Stock subject to the Incentive Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ELIGIBILITY

     Incentive stock options may be granted only to employees. Nonstatutory stock options, restricted stock purchase awards and stock bonuses may be granted only to employees, directors or consultants.

     No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price of such option is at least 110% of the fair market value of such Common Stock subject to the option at the date of grant and the option is not exercisable after the expiration of five years from the date of grant, or in the case of a restricted stock purchase award, the purchase price is at least 100% of the fair market value of Common Stock subject to the award at date of grant. No person shall be eligible to be granted Stock Awards covering more than 400,000 shares of the Company's Common Stock in any calendar year.

TERM AND TERMINATION

     No option is exercisable after the expiration of 10 years from the date it was granted.

     In the event an optionee's continuous status as an employee, director or consultant is terminated, the optionee may exercise his or her option (to the extent that the optionee was entitled to exercise it at the time of termination) but only within the earlier of (i) the date three months after the termination of the optionee's continuous status as an employee, director or consultant, or
(ii) the expiration of the term of the option as set forth in the option agreement.

     An optionee's option agreement may also provide that if the exercise of the option following the termination of the optionee's continuous status as an employee, director, or consultant would result in liability under Section 16(b) of the Exchange Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option set forth in the option agreement, or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an optionee's option agreement may also provide that if the exercise of the option following the termination of the optionee's continuous status as an employee, director or consultant would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act of 1933, as amended (the "Securities Act") then the option shall terminate on the earlier of
(i) the expiration of the term of the option as set forth in the immediately preceding paragraph, or (ii) the expiration of a period of three months after the termination of the optionee's continuous status as an employee, director or consultant during which the exercise of the option would not be in violation of such registration requirements.

     In the event an optionee's continuous status as an employee, director or consultant terminates as a result of the optionee's death or disability, the optionee (or such optionee's estate, heirs or beneficiaries) may exercise his or her option, but only within the period ending on the earlier of (i) 12 months following such termination (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of the option as set forth in the option agreement.

     In the event a stock bonus or restricted stock recipient's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

EXERCISE/PURCHASE PRICE

     The exercise price of each incentive stock option will not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The exercise price of each nonstatutory stock option will not be less than 85% of the fair market value on the date of grant. The purchase price of restricted stock will not be

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

less than 85% of the fair market value of the Company's Common Stock on the date such award is made. Stock bonuses may be awarded in consideration for past services actually rendered to the Company or for its benefit. At March 17, 1997, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $11.125 per share.

CONSIDERATION

     The purchase price of stock acquired pursuant to a Stock Award is paid either in cash at the time of exercise or purchase, or (if determined by the Board at the time of grant for an option) by deferred payment or other arrangement or in any other form of legal consideration that may be acceptable to the Board. Additionally, in the case of an option and in the discretion of the Board at the time of the grant of an option, by delivery to the Company of other Common Stock of the Company. In the case of any deferred payment arrangement, interest will be payable at least annually and will be charged at the minimum rate of interest necessary to avoid the treatment as interest of amounts that are not stated to be interest.

TRANSFERABILITY

     An incentive stock option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A stock bonus or restricted stock award shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. A nonstatutory stock option shall be transferable only to the extent specifically provided for in the option agreement evidencing the nonstatutory stock option, provided that if the nonstatutory stock option agreement does not provide for transferability, then the option is not transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. An award holder may designate a beneficiary who may exercise his or her award after death.

VESTING

     The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments. The option agreement may provide that from time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option became vested but was not fully exercised. The option agreement may also provide that an optionee may exercise an option prior to full vesting, provided that the Company may have a repurchase right with respect to any unvested shares.

     Restricted stock purchase awards and stock bonuses granted under the Incentive Plan may be granted pursuant to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board.

ADJUSTMENTS UPON CHANGES IN STOCK

     If any change is made in the Common Stock subject to the Incentive Plan, or subject to any Stock Award, without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the Incentive Plan, the maximum annual award applicable under the Incentive Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards will be appropriately adjusted.

     In the event of a merger, consolidation, liquidation, dissolution or the sale of substantially all of the Company's assets or a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any surviving corporation shall assume any Stock Awards outstanding under the Incentive Plan or shall substitute similar awards for those

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

outstanding under the Incentive Plan or such Stock Awards shall continue in full force and effect. In the event a surviving corporation refuses to assume such Stock Awards or substitute similar awards, then, with respect to stock awards held by persons then performing services as employees, directors or consultants, the time during which such Stock Awards may be exercised shall be accelerated prior to completion of such transaction and such Stock Awards terminated if not exercised prior to such transaction. In addition, with respect to any person who was providing services as an employee, director or consultant immediately prior to such transaction, the time during which Stock Awards may be exercised shall be accelerated and any repurchase right of the Company with respect to such Stock Awards shall lapse if such person is terminated without cause within 12 months of such transaction. The acceleration of a Stock Award in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

AMENDMENT OF THE INCENTIVE PLAN

     The Board at any time, and from time to time, may amend the Incentive Plan. However, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment, where the amendment will increase the number of shares reserved for issuance under the Incentive Plan, modify the requirements as to eligibility for participation or in any other way if such modification requires stockholder approval in order for the Incentive Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3 of the Exchange Act. The Board may in its sole discretion submit any other amendment to the Incentive Plan for stockholder approval.

TERMINATION OR SUSPENSION OF THE INCENTIVE PLAN

     The Board may suspend or terminate the Incentive Plan at any time. Unless sooner terminated, the Incentive Plan shall terminate in March 2007. No Stock Awards may be granted under the Incentive Plan while the Incentive Plan is suspended or after it is terminated.

FEDERAL INCOME TAX INFORMATION

     Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum long-term capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Incentive Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Restricted Stock Purchase Awards and Stock Bonuses. Restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

     Upon acquisition of the stock, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the Incentive Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since 1988. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different firm as independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Arthur Andersen LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 31, 1997 by: (a) each director; (b) the Chief Executive Officer and each of the other executive officers of the Company included in the Summary Compensation Table under the caption "Executive Compensation" below; (c) all executive officers and directors of the Company as a group; and (d) all those known by the Company to be beneficial owners of more than five percent of its outstanding Common Stock.

                                                                BENEFICIAL OWNERSHIP(1)
                                                              ----------------------------
                                                                                   PERCENT
                                                                                     OF
                                NAME                          NUMBER OF SHARES      TOTAL
        ----------------------------------------------------  ----------------     -------
        Lindner Investments(2)..............................      4,112,891         27.2%
          7711 Carondelet Avenue
          P.O. Box 16900
          St. Louis, MO 63105
        Vulcan Ventures, Inc.(3)............................      1,913,245         14.1%
          110-110th Avenue NE, Suite 550
          Bellevue, WA 98004
        Robert M. Smelick(4)................................        367,672          2.7%
          c/o Sterling Payot Company
          222 Sutter Street, Eighth Floor
          San Francisco, CA 94108
        Cornelius C. Bond, Jr.(5)...........................         31,648          *
        Robert S. Cline(5)..................................         32,749          *
        Robert P. Dilworth(5)...............................        280,608          2.0%
        Gary M. Green(5)....................................        181,393          1.3%
        Justin L. Jaschke(5)................................         13,000          *
        George W. Levert(5)(6)..............................        354,831          2.6%
        Donald Rumsfeld(5)..................................         93,999          *
        William D. Swain(5).................................         34,124          *
        Donald F. Wood(5)...................................         75,413          *
        Jerry Yang..........................................             --          *
        Directors and executive officers as a group (11
          persons)(7).......................................      1,465,437         10.2%

---------------
* Less than one percent.

(1) This table is based upon information supplied by directors, officers and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. For purposes of this table, shares held by stockholders include any shares held as tenants in common or joint tenants with spouses. Percentages are based on a total of 13,589,764 shares outstanding on January 31, 1997 adjusted in accordance with the rules promulgated by the SEC.

(2) Based on a Schedule 13D filed with the SEC on December 27, 1996 and a
    Schedule 13G Amendment filed with the SEC on August 28, 1996. Includes 1,546,390 shares of Common Stock issuable upon conversion of 8% convertible notes due 2003. Ryback Management Corporation has sole voting and dispositive power over the shares held by Lindner Investments. Ryback Management Corporation disclaims beneficial ownership of the shares in which it has no pecuniary interest.

(3) Includes 25,000 shares held by Paul Allen, the sole stockholder of Vulcan Ventures, Inc.

(4) Includes 155,072 shares held by Mr. Smelick individually and 204,200 shares held by entities affiliated with Sterling Payot, of which 200,000 shares are subject to an outstanding warrant exercisable within 60 days of the date of this table. The Company has the right to repurchase 100,000 shares underlying the warrant until March 31, 1997. Mr. Smelick is the sole stockholder of Sterling Payot Management, Inc., the general partner of Sterling Payot Capital, L.P. and a managing principal, director and stockholder of Sterling Payot, a limited partner of Sterling Payot Capital, L.P. Mr. Smelick disclaims beneficial ownership of these shares. Also includes 1,200 shares held by The Gillian Sterling Smelick Trust U/A/D 4/17/90, Robert M. Smelick, Trustee, 1,200 shares held by The Christopher P.M. Smelick Trust U/A/D 4/17/90, Robert M. Smelick, Trustee, 1,200 shares held by The Alexandra McBride Smelick Trust U/A/D 4/17/90, Robert M. Smelick, Trustee, 1,600 shares held by Mr. Smelick as custodian for Alexandra Smelick under the Uniform Transfers to Minors Act (the "UTMA"), 1,600 shares held by Mr. Smelick as custodian for Christopher Smelick under the UTMA and 1,600 shares held by Mr. Smelick as custodian for Gillian Smelick under the UTMA. Mr. Smelick has the power to vote and control the disposition of the shares held as trustee and custodian and therefore may be deemed to be a beneficial owner of such shares.

(5) Includes 20,999, 32,749, 234,785, 176,556, 12,500, 20,999, 13,999, 31,764
    and 75,413 shares of Common Stock subject to options exercisable within 60 days of the date of this table held by Messrs. Bond, Cline, Dilworth, Green, Jaschke, Levert, Rumsfeld, Swain and Wood, respectively.

(6) Includes 333,832 shares held by UVCC Fund I, a venture capital fund ("UVCC"). Mr. Levert, a director of the Company, is Vice President and Managing Director of Arete, which manages UVCC. Mr. Levert shares voting and investment powers with the other general partners of UVCC I and disclaims beneficial ownership of the shares in which he has no pecuniary interest.

(7) Includes shares held by entities affiliated with certain officers and directors as described in the footnotes above. Also includes 819,764 shares of Common Stock subject to options and warrants exercisable within 60 days of the date of this table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report covering two donations by Mr. Smelick of a total of 3000 shares was not timely filed and in Mr. Jaschke's initial report, although timely filed, 500 shares of Common Stock that had been acquired by Mr. Jaschke prior to his becoming a director of the Company were inadvertently omitted. These errors have been corrected by filing amendments to the year-end Form 5 and the previously filed report, respectively.

                             EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

     Each non-employee director of the Company, except for Mr. Smelick, receives an annual retainer of $6,000 and a per meeting fee of $1,000 (plus $250 for each committee meeting attended by committee members). The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy. In fiscal 1996, the total compensation paid to non-employee directors as a group was $41,500.

     Each non-employee director of the Company, except for Mr. Smelick, also receives stock option grants under the 1993 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

     Option grants under the Directors' Plan are non-discretionary. In June 1996, the Board adopted, and in August 1996 the stockholders approved, an amendment to the Directors' Plan to provide that on January 1 of each year (or the next business day should such date be a legal holiday), each member of the Board who is not an employee of the Company is automatically granted under the Directors' Plan, without further action by the Company, the Board or the stockholders of the Company, an option to purchase 7,000 shares of Common Stock of the Company. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan may not be exercised until the date upon which such optionee has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option will become exercisable as to one third of the option shares and one third of the option shares will become exercisable each year thereafter in accordance with its terms. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

     During the last fiscal year, the Company granted options under the Directors' Plan covering 7,000 shares to each of Mr. Cline and Mr. Rumsfeld on January 1, 1996 at an exercise price per share of $13.75 and to each of Mr. Jaschke and Mr. Yang upon their election as directors in June 1996 at an exercise price per share of $18.50. The fair market value of such Common Stock on the date of grant was $13.75 per share and $18.50 per share, respectively (based on the average of the previous day's high and low sales price reported in the National Market System). As of December 31, 1996, options to purchase 14,000 shares of Common Stock had been exercised under the Directors' Plan.

     The Board also granted Mr. Yang an option covering 25,000 shares in June 1996 at an exercise price per share of $18.50. The fair market value of such Common Stock on the date of grant was $18.50 per share. In addition, in November 1996, after stockholder approval of the Directors' Plan, as amended, the Board granted options under the Company's 1988 Stock Option Plan to continuing directors, who did not receive automatic grants under the Directors' Plan in 1996. Mr. Bond and Mr. Levert were each granted options covering 7,000 shares at an exercise price per share of $14.6875. Such options may not be exercised for at least one year from the date of grant and become exercisable as to two thirds of the option shares on January 1, 1998 and one third of the option shares one year thereafter. The fair market value of the Common Stock on the date of grant was $14.6875 per share. All fair market values stated in this paragraph are based on the average of the previous day's high and low sales price reported in the Nasdaq National Market.

     Directors who are employees of the Company do not receive separate compensation for their services as directors.

COMPENSATION OF EXECUTIVE OFFICERS

  Summary of Compensation

     The following table shows for fiscal 1996, 1995 and 1994 compensation awarded or paid to, or earned by the Chief Executive Officer and each of the four other most highly compensated executive officers as of the end of fiscal 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                    COMPENSATION
                                                                    ------------
                                          ANNUAL COMPENSATION        SECURITIES
                NAME AND               --------------------------    UNDERLYING       ALL OTHER
           PRINCIPAL POSITION          YEAR    SALARY    BONUS(1)    OPTIONS(2)    COMPENSATION(3)
    ---------------------------------  ----   --------   --------   ------------   ---------------
    Robert P. Dilworth...............  1996   $281,960   $305,000      255,000         $12,396
      President and Chief              1995   $255,766   $137,500       20,000         $ 7,735
      Executive Officer                1994   $231,532   $125,000       25,000         $ 6,341
    William D. Swain.................  1996   $145,424   $ 61,400       65,000         $ 4,789
      Chief Financial Officer          1995   $136,840   $ 22,500       10,000         $ 3,241
      and Secretary                    1994   $121,920   $ 18,500       10,000         $ 3,102
    Gary M. Green....................  1996   $193,232   $ 72,000       86,000         $36,157
      Executive Vice President         1995   $182,310   $ 58,200       12,000         $34,053
      and Chief Operating Officer      1994   $170,003   $ 43,500       14,000         $33,880
    Donald F. Wood(4)................  1996   $179,846   $ 98,000       37,000         $ 1,118
      Executive Vice President         1995   $167,313   $ 45,000       12,000         $ 1,989
      Wireless Services Division

---------------

(1) For fiscal 1996, includes amounts earned but deferred at the election of the Named Executive Officer under the Company's Non-Qualified Deferred Compensation Plan. Also for fiscal 1996, includes shares of stock issued in connection with the Company's year-end bonuses paid in cash and stock. Each of the Named Executive Officers deferred the amount of the bonus received in stock. Messrs. Dilworth, Swain, Green and Wood, respectively, received $101,668, $20,475, $34,003 and $32,675 in stock, based on a per share value of $12.1875, the fair market value of the Company's Common Stock on the date bonuses were paid (based on the average of the previous day's high and low sales price reported in the National Market System).

(2) Includes repriced options. In January 1996, the Board approved the replacement of each outstanding stock option with a per share exercise price of $14.00 or greater, upon the timely request of the optionee, with a nonstatutory stock option having an exercise price of $13.125 per share and certain extended vesting terms. Amounts for fiscal 1996 include 205,000, 45,000, 61,000 and 12,000 repriced options for Messrs. Dilworth, Swain, Green and Wood, respectively. See "Option Repricing Information."

(3) Includes the Company's matching payment of $1,000 for each executive officer under its 401(k) plan. For fiscal 1994, includes payments for term life insurance in the amounts of $3,456, $2,102 and $2,880 for Messrs. Dilworth, Swain and Green, respectively, loan principal forgiveness in the amount of $30,000 for each of Mr. Green and an automobile allowance of $1,885 for Mr. Dilworth. For fiscal 1995, includes payments for term life insurance in the amounts of $3,456, $2,241, $3,053 and $989 for Messrs. Dilworth, Swain, Green and Wood, respectively, loan principal forgiveness in the amount of $30,000 for Mr. Green and an automobile allowance of $3,279 for Mr. Dilworth. For fiscal 1996, includes payments for term life insurance in the amounts of $5,400, $3,789, $5,157 and $1,117 for Messrs. Dilworth, Swain, Green and Wood, respectively, loan principal forgiveness in the amount of $30,000 for Mr. Green and an automobile allowance of $5,996 for Mr. Dilworth.

(4) Mr. Wood became an officer of the Company in November 1994.

COMPENSATION PURSUANT TO PLANS

  STOCK OPTION GRANTS

     The following table sets forth for each of the Named Executive Officers each grant of stock options made during fiscal 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                              ------------------------------------------------------
                                               PERCENT                                 POTENTIAL REALIZABLE
                                               OF TOTAL                                  VALUE AT ASSUMED
                                               OPTIONS                                    ANNUAL RATES OF
                                NUMBER OF     GRANTED TO                                    STOCK PRICE
                               SECURITIES     EMPLOYEES      EXERCISE                    APPRECIATION FOR
                               UNDERLYING         IN            OR                        OPTION TERM(4)
                                 OPTIONS        FISCAL      BASE PRICE    EXPIRATION   ---------------------
                              GRANTED(1)(2)    YEAR(3)     PER SHARE(3)      DATE         5%         10%
                              -------------   ----------   ------------   ----------   --------   ----------
Robert P. Dilworth..........      50,000         2.56%       $ 13.500       04/23/06   $424,504   $1,075,776
                                 160,000         8.20%       $ 13.125       10/17/03   $957,573   $2,274,647
                                  25,000         1.28%       $ 13.125       05/09/04   $163,813   $  395,642
                                  20,000         1.02%       $ 13.125       05/15/05   $150,728   $  374,415
William D. Swain............      20,000         1.02%       $ 13.500       04/23/06   $169,802   $  430,310
                                  25,000         1.28%       $ 13.125       10/17/03   $149,621   $  355,414
                                  10,000         0.51%       $ 13.125       05/09/04   $ 65,525   $  158,257
                                  10,000         0.51%       $ 13.125       05/15/05   $ 75,364   $  187,207
Gary M. Green...............      25,000         1.28%       $ 13.500       04/23/06   $212,252   $  537,888
                                  35,000         1.79%       $ 13.125       10/17/03   $209,469   $  497,579
                                  15,000         0.72%       $ 13.125       05/09/04   $ 91,753   $  221,559
                                  12,000         0.61%       $ 13.125       05/15/05   $ 90,437   $  224,649
Donald F. Wood..............      25,000         1.28%       $ 13.500       04/23/06   $212,252   $  537,888
                                  12,000         0.61%       $ 13.125       05/15/05   $ 90,437   $  224,649

---------------

(1) Includes repriced options. All options with exercise prices of $13.125 are repriced options. See "Option Repricing Information."

(2) Options granted under the Company's 1988 Plan typically vest 25% after one year and approximately two percent per month thereafter, such that the options are fully vested in four years. The options will fully vest upon a change of control, as defined in the 1988 Plan, unless the acquiring company assumes the options or substitutes similar options.

(3) Based on an aggregate of options covering 969,000 shares granted in fiscal 1996 and options covering 982,253 shares repriced in 1996 under the 1988 Plan to employees of the Company, including the Named Executive Officers.

(4) For new grants, the potential realizable value is calculated based on the term of the option at its time of grant (10 years). For repriced options it is based on the length of the original term remaining at the time of repricing. See "Option Repricing Information." Potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

     The following table shows for fiscal 1996 certain information regarding options exercised by and held at year end by the Named Executive Officers:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                                  NUMBER OF
                                                                 SECURITIES                     VALUE OF
                                                                 UNDERLYING                    UNEXERCISED
                                                                 UNEXERCISED                  IN-THE-MONEY
                              NUMBER OF                          OPTIONS AT                    OPTIONS AT
                               SHARES                          FISCAL YEAR END            FISCAL YEAR END(1)(2)
                             ACQUIRED ON      VALUE      ---------------------------   ---------------------------
           NAME               EXERCISE     REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Robert P. Dilworth.........      --            --          121,041        256,459      $ 1,170,580     $ 472,232
William D. Swain...........      --            --            9,583         65,417      $    84,450     $ 118,050
Gary M. Green..............      --            --          145,458         87,042      $ 1,581,630     $ 161,058
Donald F. Wood.............      --            --           65,102         96,898      $   203,444     $ 247,181

---------------
(1) Fair market value of the Company's Common Stock at December 31, 1996 ($15.00) (based on the closing sales price reported on the Nasdaq National Market on such date) minus the exercise price of the options.

(2) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise (the closing sales price reported on the Nasdaq National Market on such date) minus the exercise price, and does not necessarily indicate that the optionee sold such stock.

COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

     In January 1996, after a steady decline in the market price of the Common Stock, the Board of Directors implemented a Company-wide repricing program pursuant to which all employees (including executive officers) and consultants were offered the opportunity to have those of their stock options with exercise prices greater than $14.00, which was above the then-market value of the Common Stock, replaced with non-qualified stock options with an exercise price of $13.125, the fair market value of the Common Stock on the effective date of the repricing, and certain delayed vesting terms. The Board took this action because it determined that the purpose of the Company's stock option program of providing an equity incentive for optionees to remain in the employ of or service to the Company and work diligently in its best interests would not be achieved for optionees holding options exercisable above the market price, particularly in light of the intense competition in the Company's industry for talented employees, and that retaining the services of such employees was absolutely critical in fostering the best interest of the Company and the stockholders.

                                          COMPENSATION COMMITTEE

                                          Robert S. Cline, Chair
                                          Cornelius C. Bond, Jr.

OPTION REPRICING INFORMATION

     The following table shows certain information concerning the repricing of options received by the Named Executive Officers during the last ten years.

                           TEN YEAR OPTION REPRICINGS

                                                                                                  LENGTH OF
                                                                                                  ORIGINAL
                                                 NUMBER OF     MARKET                            OPTION TERM
                                                 SECURITIES   PRICE OF    EXERCISE                REMAINING
                                                 UNDERLYING   STOCK AT    PRICE AT      NEW      AT DATE OF
                                                  OPTIONS      TIME OF     TIME OF    EXERCISE    REPRICING
                 NAME                    DATE     REPRICED    REPRICING   REPRICING    PRICE     (IN YEARS)
--------------------------------------  ------   ----------   ---------   ---------   --------   -----------
Mr. Robert Dilworth...................  2/1/96     160,000     $13.125     $19.750    $ 13.125       7.7
                                        2/1/96      25,000     $13.125     $19.625    $ 13.125       8.3
                                        2/1/96      20,000     $13.125     $17.000    $ 13.125       9.3
Mr. William D. Swain..................  2/1/96      25,000     $13.125     $19.750    $ 13.125       7.7
                                        2/1/96      10,000     $13.125     $19.625    $ 13.125       8.3
                                        2/1/96      10,000     $13.125     $17.000    $ 13.125       9.3
Mr. Gary M. Green.....................  2/1/96      35,000     $13.125     $19.750    $ 13.125       7.7
                                        2/1/96      15,000     $13.125     $19.625    $ 13.125       8.3
                                        2/1/96      12,000     $13.125     $17.000    $ 13.125       9.3
Mr. Donald F. Wood....................  2/1/96      12,000     $13.125     $17.000    $ 13.125       9.3

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company applies a consistent philosophy to compensation for all employees, including senior management. It is based on the premise that achievements of the Company result from the coordinated efforts of all individuals workings toward common objectives focused on meeting customer and stockholder expectations.

     The goals of the Company's compensation program are to align compensation with business objectives and performance while enabling the Company to attract, retain and reward employees who contribute to the long-term success of the Company. In all cases, attention is given to fairness in the administration of compensation and to assuring that all employees understand the related performance evaluation and administrative process.

     The Company's compensation program for executive officers is based on the principles described above and it is administered by the Compensation Committee. For fiscal 1996, the Compensation Committee was composed of Mr. Cline, who is Chairman of the Committee, and Mr. Bond, both non-employee directors of the Company. There were no interlocking or other type of relationships affecting the independence of the committee members during fiscal 1996.

     The Company's executive compensation is intended to be consistent with leading companies in the electronics and communications industries while being contingent upon the Company's achievement of near-and long-term objectives and goals. For fiscal 1996, the principal measures the Compensation Committee looked to in evaluating the Company's progress towards these objectives and goals were
(1) efforts to attract Ricochet subscribers to target numbers, and (2) to raise sufficient capital to sustain and continue operations. Other management objectives considered by the Compensation Committee included installing Ricochet networks in three MSAs, providing technology to meet market needs and implementing the Company's real estate plan. The Company's executive compensation is based on four components, each of which is intended to serve the overall compensation philosophy.

  BASE SALARY

     Base salary is targeted toward the middle of the range established by comparable companies in the electronics and communications industries. Base salaries are reviewed annually to ensure that the Company's salaries are competitive within the target range. For the purpose of establishing these levels for fiscal 1996, the

Company relied in part on American Electronics Association salary surveys, on a survey conducted by a nationally recognized compensation consultant of U.S.-based high technology companies and on data obtained from executive search firms that place executives with Silicon Valley companies. The composition of each of the comparison groups in these surveys and data sources varies from the sample represented in the industry index contained in the Performance Measurement Comparison. The salary adjustments for the Named Executive Officers shown in the Summary Compensation Table from fiscal 1994 to fiscal 1995 were primarily designed to bring these salaries into closer alignment with the mid-range of comparable companies. The Company has been increasing executive salaries gradually from a level that was significantly below the targeted range. Recognizing the competitive environment in the Company's industry and in the Silicon Valley area generally, the increases approved by the Compensation Committee in 1996 were intended to keep salaries in the mid-range of targeted companies in order to retain valuable employees.

  MERIT INCREASE

     Merit increases are designed to encourage management to perform at consistently high levels. Salaries for executives are reviewed by the Compensation Committee on an annual basis and may be increased at that time based on the Compensation Committee's agreement that the individual's overall contribution to the Company merits recognition. The salary adjustments reflected in the Summary Compensation Table were also affected, in the case of executive officers other than the Chief Executive Officer, by the evaluation of individual contributions to the Company as provided to the Compensation Committee by the Chief Executive Officer.

  BONUSES

     Bonuses for executives are intended to be used as an incentive to encourage management to perform at a high level or to recognize a particular contribution by an employee or exceptional Company performance. Generally, the higher the employee's level of job responsibility, the larger the portion of the individual's compensation package that may be represented by a bonus. Whether a bonus will be given, and the amount of any such bonus, is determined on a yearly basis. Bonus awards must be approved by the Chief Executive Officer and the Compensation Committee in the case of executives other than the Chief Executive Officer and by the Compensation Committee alone in the case of the Chief Executive Officer.

     In determining the bonus element of compensation, the Compensation Committee places particular emphasis on the Company's performance against the management objectives and goals described above. The Compensation Committee evaluated the Company's performance against these objectives as follows: In fiscal 1996, the Company made substantial progress in attracting new subscribers, exceeding the target number of 6000 by 50% and in raising capital, completing a private placement of $45 million of convertible subordinated notes (before deducting expenses). The Company also made substantial progress in developing and deploying Ricochet networks. By the end of fiscal 1996, the Company had over 9,000 subscribers, had deployed fully operational Ricochet networks over most of the San Francisco Bay Area and portions of Seattle, Washington and Washington, D.C. and had made significant progress in acquiring real estate in other metropolitan areas. In light of the Company's success in achieving important objectives in fiscal 1996, the Compensation Committee decided to award bonuses to executives.

     In addition to the bonuses described above, certain employees engaged in sales and marketing receive commissions based on the results of their efforts.

  STOCK OPTIONS

     The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests with respect to enhancing stockholder value. Stock options are also used to retain executives and motivate them to improve long-term stock market performance. Stock options are granted at the prevailing market value and will only have value if the Company's stock price increases. Generally, stock option grants vest 25% after the first year and thereafter monthly in 36 equal amounts over three years.

     The Compensation Committee determines the number of options to be granted based upon the competitive marketplace, with a particular focus on determining what level of equity incentive is necessary to retain a particular individual. Outstanding historical performance by an individual is additionally recognized through larger than normal option grants.

  CHIEF EXECUTIVE OFFICER

     The Compensation Committee uses the same philosophy described above with respect to other executive officers in setting the compensation for the Chief Executive Officer, Mr. Dilworth. Recognizing that Mr. Dilworth's base salary had been set for fiscal 1994, and after an increase in 1995 remained, at a level below the average salary of comparable executives at the companies covered by the surveys and other data described above, the Compensation Committee approved an increase in salary for Mr. Dilworth to $305,000 in fiscal 1996. Based upon the same factors considered with respect to the awarding of bonuses to executives in the Company generally, the Compensation Committee awarded Mr. Dilworth a bonus of $305,000 for fiscal 1996 (compared to a bonus of $137,500 for fiscal 1995). Mr. Dilworth was also granted options to purchase an aggregate of 50,000 shares of Common Stock in fiscal 1996, based upon the Compensation Committee's view of the equity incentive level required to retain his services in a competitive market, as well as the Compensation Committee's desire to maintain a clear alignment of management and stockholder interests.

  SECTION 162(m)

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted under the Company's 1988 Stock Option Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant will be treated as "performance-based compensation." As a result, the Company's stockholders were asked to approve, and did approve in May 1995, an amendment to such plan that allows any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option to be deductible by the Company.

                                          COMPENSATION COMMITTEE

                                          Robert S. Cline, Chairman
                                          Cornelius C. Bond, Jr.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return for (a) the Company's Common Stock, (b) the Standards & Poor's 500 Communication-Equipment Index and (c) the Nasdaq-United States Index. All values assume reinvestment of the full amount of all dividends:

               COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN(2)

        Measurement Period                                 Nasdaq Stock       S&P Communica-
      (Fiscal Year Covered)           Metricom, Inc.         Market-US        tions Equipment
5/01/92                                            100                 100                 100
12/92                                              108                 118                 119
12/93                                              400                 135                 114
12/94                                              250                 132                 130
12/95                                              227                 187                 195
12/96                                              250                 230                 238

------------------------
(1) This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Cumulative returns on $100 invested on May 1, 1992 in the Company's Common Stock or on April 30, 1992 for each Index. Fiscal year ending December 31.

                              CERTAIN TRANSACTIONS

LOANS TO EXECUTIVE OFFICERS

     In October 1992, in connection with his relocation to California, the Company provided Mr. Green, an executive officer of the Company, with a loan in the amount of $150,000. This loan was secured by a lien on the property purchased by Mr. Green and 25% of any vested shares of the Company's Common Stock held by Mr. Green, was evidenced by a promissory note, bore interest at a rate of 4.02% per annum and was repayable in five annual installments of $30,000 plus accrued interest beginning in December 1992. Mr. Green received an annual bonus of $30,000 to be applied against the principal of the loan plus accrued interest so long as he was employed by the Company at his current or a higher position. As of the end of fiscal 1996, the Company had forgiven all of the principal on the loan.

AGREEMENTS WITH STERLING PAYOT

     Mr. Smelick, a director of the Company, is Managing Principal, director and stockholder of Sterling Payot Company ("Sterling Payot"). In October 1994, the Company entered into an agreement with Sterling Payot, superseding an agreement that had been entered into between the Company and Sterling Payot in February 1993. The new agreement provided for Sterling Payot to provide advisory services over a three-year period commencing July 1, 1994 relating to strategic and financing issues facing the Company, including the establishment of international and domestic joint ventures, strategic alliances and similar business arrangements and assistance with FCC and international licensing of radio frequencies and related financing matters. Under the agreement, Sterling Payot receives cash compensation of $150,000 per year plus expenses. The aggregate amount paid to Sterling Payot in fiscal 1996 under the advisory services agreement was $150,000 plus expenses. In January 1997, the Company entered into an agreement with Sterling Payot, which extends the term of such arrangement until the end of 1997 and sets the amount to be paid to Sterling Payot for services provided in 1997 at $200,000 plus expenses.

     As compensation for investment banking services involving the establishment of joint ventures, strategic alliances and similar business arrangements, Sterling Payot received a warrant, which, as amended, is exercisable through September 1998, to purchase 200,000 shares of the Company's Common Stock at an exercise price of $13.75 per share. The warrant was subsequently transferred to Sterling Payot Capital, L.P. The Company had the right to repurchase 100,000 of the shares of Common Stock underlying the warrant, at a price of $.01 per underlying share, if the Company did not enter into at least one significant joint venture, strategic partner arrangement or similar business arrangement prior to February 29, 1996. The Company entered into such an arrangement in early 1996. Under the terms of the warrant, the Company has the right to repurchase the other 100,000 shares of Common Stock underlying the warrant. The Company's right to repurchase such shares expires on March 31, 1997. The Company has agreed to register the resale of the shares underlying the warrant under the Securities Act on a Form S-3 registration statement upon request after the first exercise of the warrant.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to these provisions, the Company has entered into indemnity agreements with each of its directors and officers and has obtained director and officer liability insurance.

     In addition, the Amended Certificate provides that, to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Amended Certificate does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit and for improper distributions to stockholders and improper loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

OTHER MATTERS

     The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          WILLIAM D. SWAIN
                                          Secretary

March 25, 1997

                                 METRICOM, INC.

                           1997 EQUITY INCENTIVE PLAN

                             ADOPTED MARCH 14, 1997
                 APPROVED BY STOCKHOLDERS ______________, 1997

                                  INTRODUCTION

1.       PURPOSES.

         (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to purchase restricted stock, all as defined below.

         (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

         (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.       DEFINITIONS.

         (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

         (b)     "BOARD" means the Board of Directors of the Company.

         (c)     "CODE" means the Internal Revenue Code of 1986, as amended.

         (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

         (e)     "COMPANY" means Metricom, Inc., a Delaware corporation.



                                     1.

         (f) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

         (g) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

         (h)     "DIRECTOR" means a member of the Board.

         (i) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (k) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows:

                 (1) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or The Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the last market trading day prior to determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                 (2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

         (l) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (m) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and





                                       2.

is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

         (n) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

         (o) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (p)     "OPTION" means a stock option granted pursuant to the Plan.

         (q) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

         (r) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan.

         (s) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (t)     "PLAN" means this 1997 Equity Incentive Plan.

         (u) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         (v) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, and any right to purchase restricted stock.

         (w) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.       ADMINISTRATION.

         (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:





                                       3.

                 (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person.

                 (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                 (3)      To amend the Plan or a Stock Award as provided in
                          Section 13.

                 (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

         (c) The Board may delegate administration of the Plan to a committee or committees ("Committee") of one (1) or more members of the Board. In the discretion of the Board, a Committee may consist solely of two (2) or more Outside Directors, in accordance with Code Section 162(m), or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate six hundred seventy-five thousand (675,000) shares of Common Stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of Restricted Stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.





                                       4.

5.       ELIGIBILITY.

         (a) Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

         (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

         (c) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, no person shall be eligible to be granted Stock Awards covering more than four hundred thousand (400,000) shares of Common Stock in any calendar year.

6.       OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

         (a) TERM. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

         (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted, and the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of
Section 424(a) of the Code.

         (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or Committee, at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company,
(B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid





                                       5.

the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

         (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

         (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

         (f) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option within such period of time designated by the Board, which shall in no event be later than the expiration of the term of the Option as set forth in the Option Agreement (the "Post-Termination Exercise Period") and only to the extent that the Optionee was entitled to exercise the Option on the date Optionee's Continuous Status as an Employee, Director or Consultant terminates. In the case of an Incentive Stock Option, the Board shall determine the Post-Termination Exercise Period at the time the Option is granted, and the term of such Post-Termination Exercise Period shall in no event exceed three (3) months from the date of termination, and may, in the event Optionee's Continuous Status as an Employee, Director or Consultant terminates for Cause (as defined in subsection 12(b)), terminate of the date of such Optionee's termination. In addition, the Board may at any time, with the consent of the Optionee, extend the Post-Termination Exercise Period and provide for continued vesting; provided however, that any extension of such period by the Board in excess of three (3) months from the date of termination shall cause an Incentive Stock Option so extended to become a Nonstatutory Stock Option, effective as of the date of Board action. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his





                                       6.

or her Option within the time specified in the Option Agreement or as otherwise determined above, the Option shall terminate, and the shares covered by such Option shall revert to the Plan. Notwithstanding the foregoing, the Board shall have the power to permit an Option to continue to vest during the Post-Termination Exercise Period.

         An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

         (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a three (3)-month period after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised to the extent vested by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within





                                       7.

the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

         (j) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

         Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 11(d) of the Plan and in
Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.       TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

         Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:





                                       8.

         (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

         (b) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, so long as stock awarded under such agreement remains subject to the terms of the agreement.

         (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or Committee in its discretion. Notwithstanding the foregoing, the Board or Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

         (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or Committee.

         (e) TERMINATION OF CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.       CANCELLATION AND RE-GRANT OF OPTIONS.

         (a) The Board or Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of any adversely affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than: eighty-five percent (85%) of the Fair Market Value for a Nonstatutory Stock Option, one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of an Incentive Stock Option held by a 10% stockholder (as described in subsection 5(b)), not less than one hundred ten percent (110%) of the Fair Market Value per share of stock on the new grant date. Notwithstanding the foregoing, the Board or Committee may grant an





                                       9.

Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which section 424(a) of the Code applies.

         (b) Shares subject to an Option canceled under this Section 8 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to the Plan. The repricing of an Option hereunder resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to the Plan, to the extent required by Section 162(m) of the Code.

9.       COVENANTS OF THE COMPANY.

         (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.      USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11.      MISCELLANEOUS.

         (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

         (b) Neither an Employee, Director nor a Consultant nor any person to whom a Stock Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.





                                      10.

         (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate, or to continue serving as a Consultant and Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate or service as a Director pursuant to the Company's By-Laws.

         (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

         (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

         (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.





                                      11.

12.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the maximum number of shares subject to award to any person during any calendar year, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

         (b) In the event of a Change in Control, (i) any surviving or acquiring corporation shall assume Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or
(ii) in the event any surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar Stock Awards for those outstanding under the Plan, (A) with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the vesting of such Stock Awards and the time during which such Stock Awards may be exercised shall be accelerated prior to such event and the Stock Awards terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised prior to such event.

         In addition, with respect to any person who was providing services as an Employee, Director or Consultant immediately prior to the consummation of the Change in Control, any Stock Awards held by such persons shall immediately become fully vested and exercisable, and any repurchase right by the Company with respect to shares acquired by such person under a Stock Award shall lapse, if such person's Continuous Status as an Employee, Director or Consultant is terminated other than for Cause within twelve (12) months following consummation of the Change in Control. For purposes of the Plan, "Cause" shall mean willful conduct that is materially injurious to the business of the person's employer, whether financial or otherwise.

         For purposes of this Plan, "Change in Control" means: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule)





                                      12.

of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

13.      AMENDMENT OF THE PLAN AND STOCK AWARDS.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

         (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

         (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

         (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

         (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

14.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.





                                      13.

15.      EFFECTIVE DATE OF PLAN.

         This Plan shall become effective on the date of adoption by the Board, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.





                                      14.

                                 METRICOM, INC

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 1, 1997

     The undersigned hereby appoints ROBERT P. DILWORTH and WILLIAM D. SWAIN, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Metricom, Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 980 University Avenue, Los Gatos, California on Thursday, May 1, 1997 at 8:30 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:      To elect two directors to hold office until the 2000 Annual
                 Meeting of Stockholders.

[ ]  FOR all nominees listed below                 [ ]  WITHHOLD AUTHORITY to
     (except as marked to the contrary                  vote for all nominees
     below).                                            listed below.

     NOMINEES:   Donald H. Rumsfeld, Robert M. Smelick

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

________________________________________________________________________________
________________________________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL 2:      To approve the Company's 1997 Equity Incentive Plan.

    [ ]  FOR                       [ ]  AGAINST              [ ]  ABSTAIN

PROPOSAL 3:      To ratify selection of Arthur Andersen LLP as independent
                 auditors of the Company for its fiscal year ending December
                 31, 1997.

    [ ]  FOR                        [ ]  AGAINST              [ ]  ABSTAIN

DATED               , 1997
      --------------               ------------------------------------------


                                   ------------------------------------------
                                                    SIGNATURE(S)


                                    Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title.
                                    If signer is a partnership, please sign in partnership name by authorized person.



PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.